Exhibit 10.6.3

THIRD AMENDMENT TO THE

PACIFIC CAPITAL BANCORP AMENDED AND RESTATED INCENTIVE AND

INVESTMENT AND SALARY SAVINGS PLAN

WHEREAS, Pacific Capital Bancorp (the “Employer”) adopted a restatement of the Pacific Capital Bancorp Amended and Restated Incentive and Investment and Salary Savings Plan (the “Plan”), effective as of January 1, 2009, and various subsequent amendments, and;

WHEREAS, the Employer has the ability to amend the Plan pursuant to Article 11.1; and

WHEREAS, the Employer now desires to amend the Plan in connection with the merger of the Pacific Capital Bancorp Employee Stock Ownership Plan and Trust with the Plan to preserve protected benefits.

NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective as of August 26, 2010:

1.	Items 4 and 5 are added to the Protected Benefits Addendum as follows:

4.	Accounts transferred from the Pacific Capital Bancorp Employee Stock Ownership Plan and Trust are fully vested.

5.	Notwithstanding Section 15.7 of the Adoption Agreement, A Participant who has reached Age 65 can withdraw all or a portion of his or her accounts transferred from the Pacific Capital Bancorp Employee Stock Ownership Plan and Trust.

2.	In all other respects, the terms of this Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Employer has caused this Third Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date indicated below.

PACIFIC CAPITAL BANCORP

/s/ Terri Ipsen	By:	/s/ Noma Bruton
Witness	Title:	Chief Human Resources Officer

	Date:	9/30/2010